UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11350	22-3059110

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1999 Avenue of the Stars, 39th Floor, Los Angeles, California	90067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.)

Not applicable.

Item 7. Financial Statements and Exhibits
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 5.1

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	1.1	Underwriting Agreement, dated July 29, 2003, between the Registrant and ABN AMRO Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Barclays Capital Inc., Scotia Capital (USA) Inc. and Tokyo-Mitsubishi International plc, relating to the Registrant’s 3.75% Notes due August 1, 2007 (the “Notes”).

	4.1	Officers’ Certificate (without exhibits), dated August 1, 2003, establishing the terms of the Notes.

	4.2	Form of certificate for the Notes.

	5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes.

	23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By:	Alan H. Lund
Vice Chairman and
Chief Financial Officer

DATED: August 1, 2003